UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 14, 2008

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414 (Commission File Number)
Texas (State or Other Jurisdiction of Incorporation)	72-1121985 (I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046-0908

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective October 14, 2008, W&T Offshore, Inc. (the “Company”) and its Chief Executive Officer Tracy W. Krohn entered into an amendment to Mr. Krohn’s employment agreement with the Company. Mr. Krohn’s existing employment agreement which was entered into effective January 2005 was amended as follows:

•

Mr. Krohn’s annual base salary was adjusted to $1,000,000 from $500,000, and his maximum discretionary bonus was increased to $500,000 up from $250,000, payable on or before March 15, as determined by the Compensation Committee of the Board;

•	Mr. Krohn’s non-competition agreement with the Company was removed, to be in line with the employment agreements between the Company and its other executives;
•	Mr. Krohn’s use of the Company chartered aircraft is set forth in the Amendment; and
•	References to Mr. Krohn’s former positions as President and Treasurer were removed from the Agreement, while maintaining his position as Chief Executive Officer.

As amended, Mr. Krohn’s employment agreement remains in full force and effect.

For a full description of the amendment to the Company’s employment agreement with Mr. Krohn, please refer to the amendment to the employment agreement, a copy of which has been filed herewith as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

The disclosure in Item 1.01 is incorporated herein by reference.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement between W&T Offshore, Inc. and Tracy W. Krohn dated October 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: October 14, 2008	By:	/S/ JOHN D. GIBBONS
John D. Gibbons Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amendment to Employment Agreement between W&T Offshore, Inc. and Tracy W. Krohn dated October 14, 2008.

4